EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with Amendment No. 1 on Form 10-K/A (the “Report”) to the Annual Report on Form 10-K of Accredited Home Lenders Holding Co. (the “Registrant”) for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof, James A. Konrath , as Chairman and Chief Executive Officer of the Registrant, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 7, 2007

By:	/s/ James A. Konrath
James A. Konrath Chairman of the Board and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Accredited Home Lenders Holding Co. and will be retained by Accredited Home Lenders Holding Co. and furnished to the Securities and Exchange Commission or its staff upon request.